Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K of our reports dated March 1, 2010, relating to the consolidated financial statements of Arena Resources, Inc. and the effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K/A of Arena Resources, Inc. for the year ended December 31, 2009.

/s/ Hansen, Barnett & Maxwell, P.C.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

July 15, 2010